UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 21, 2009

SEACOR Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(954) 523-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

The Marine Transportation Services (“MTS”) division of SEACOR Holdings Inc. (the “Company”) had two of its tankers retrofitted to a double-hull configuration to enable each of them to continue to transport crude oil and petroleum products beyond their mandated retirement dates in 2011 under the Oil Pollution Act of 1990. Both vessels operate in the U.S. coastwise, or “Jones Act,” trade which is restricted to vessels built or rebuilt in the United States. In May 2005, MTS received a determination from the U.S. Coast Guard (“USCG”), which administers the U.S.-rebuild requirements of the Jones Act, that the retrofit work would not constitute a “rebuilding” within the meaning of its regulations and therefore would not jeopardize the tankers’ eligibility to operate in the U.S. coastwise trade. MTS had the retrofit work completed in a foreign shipyard in reliance upon the USCG’s determination.

On July 9, 2007, a U.S. shipbuilders trade association and two operators of tankers in the U.S. coastwise trade (“Shipbuilders”) commenced a civil action in the U.S. District Court for the Eastern District of Virginia, Shipbuilders Council of America, Inc., et al. v. U.S. Department of Homeland Security, et al., No. 1:07cv665 (E.D. Va.), in which they sought to have the District Court set aside the USCG’s determination and direct the USCG to revoke the coastwise license of the first of the two retrofitted tankers, the Seabulk Trader. MTS intervened in the action to assist the USCG in defending its determination. As previously reported, on April 24, 2008, the District Court issued a Memorandum Opinion granting a motion for summary judgment filed by the Shipbuilders, holding that the record did not support the USCG’s determination, and remanding the matter to the USCG with instructions to revoke the coastwise endorsement for the Seabulk Trader. The court stayed its judgment pending appeal on condition that MTS undertake to pay Shipbuilders 12.5% of the net revenue realized from the Seabulk’s Trader’s operations in coastwise trade operations during the appeals proceeding in the event the appellate court were to affirm the decision (the “Undertaking”).

On August 21, 2009, the United States Court of Appeals for the Fourth Circuit reversed the District Court’s judgment revoking the Seabulk Trader’s coastwise license, holding that USCG’s interpretation of its regulations was correct. The Court of Appeals also released MTS from its Undertaking and remanded the case to the District Court with instructions to modify its remand order and to remand the matter to the USCG for further proceedings consistent with the Court of Appeals’ decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

Date: August 25, 2009	By:	/s/ Richard Ryan

Name: Richard Ryan

Title:	Senior Vice President and Chief Financial Officer

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